HECO Exhibit 3(ii)

AMENDED AND RESTATED BY-LAWS

OF

HAWAIIAN ELECTRIC COMPANY, INC.

February 26, 2007

ARTICLE I

NAME AND SEAL

Section 1. The name of the corporation shall be

HAWAIIAN ELECTRIC COMPANY, INC.

Section 2. The seal of the corporation shall be in such form as the board of directors shall determine from time to time.

ARTICLE II

STOCKHOLDERS

Section 1. Each meeting of the stockholders shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place in the State of Hawaii is stated in the call.

Section 2. The annual meeting of the stockholders shall be held on such date in the months of January, February, March or April as the chairman of the board of directors, or in the chairman’s absence or disability, the president may designate in each year, and if the chairman of the board of directors or the president, as the case may be, shall fail to designate such date before the 1st day of April in any year then the annual meeting for that year shall be held on the third Tuesday in April at 3 o’clock p.m. At the annual meeting the stockholders shall elect the directors and auditor to hold office until the next annual meeting and thereafter until their successors shall be duly elected and qualified and, subject to any requirements of law and of the Articles of Incorporation and of these By-laws with respect to notice or otherwise, may transact any general business which may be brought before the meeting and take any corporate action.

Section 3. Special meetings of stockholders shall be called by the secretary at any time upon the request of the chairman of the board of directors, the president, any two directors of the corporation or the holders of not less than fifty-one percent of the issued and outstanding common stock of the corporation. At any special meeting such business shall be brought before the stockholders and may be transacted as is specified in the notice for such meeting but any other business may be transacted, except as limited by law, the Articles of Association or these By-laws.

Section 4. Notices of all stockholders’ meetings shall specify the class or classes of stock entitled to vote at such meeting, the place, day and hour of the meeting, and whether annual or special. Notice of each meeting of stockholders shall be given by mailing the same at least ten or fifteen (as hereinafter prescribed) days before the date set for such meeting, postage prepaid, and addressed to each common stockholder at the stockholder’s address as it appears upon the books of the corporation, in which case such mailing shall constitute sufficient notice to stockholders; provided, however, that whenever the holders of preferred stock have a right to vote at a stockholders’ meeting the notice of such meeting shall be given by mailing the same at least ten or fifteen (as hereinafter prescribed) days before the date set for such meeting, postage prepaid, and addressed to each common and preferred stockholder at the stockholder’s address as it appears upon the books of the corporation, in which case such mailing shall constitute sufficient notice to stockholders. All notices of stockholders’ meetings mailed to stockholders whose addresses as they appear upon the books of the corporation are in the State of Hawaii shall be mailed at least ten days before the date set for the related meeting. All notices of stockholders’ meetings mailed to stockholders whose addresses as they appear upon the books of the corporation are not in the State of Hawaii shall be mailed at least ten days before the date set for the related meeting if the same are mailed air mail, postage prepaid, and at least fifteen days before the date set for the related meeting if the same are mailed ordinary first class mail, postage prepaid. Non-receipt of any mailed notice shall not invalidate any business done at any meeting at which a quorum shall be present.

Section 5. The holders of a majority of the shares of capital stock of the corporation outstanding and entitled to vote, present in person or by proxy at any meeting of stockholders, shall constitute a quorum for the transaction of business, and any decision of a majority of such quorum so present shall be valid and binding upon the corporation, subject, however, to the provisions herein below set forth.

Each share of common stock shall be entitled to one vote, subject, however, to such limitations or loss of right as may be provided in resolutions which may be adopted from time to time creating issues of preferred stock or otherwise.

Whenever shares of preferred stock shall be outstanding and the holders of such shares shall be entitled to vote, each share of preferred stock shall be entitled to one vote unless the resolution creating the issue of preferred stock shall otherwise provide. Where shares of preferred stock shall be outstanding and shall be entitled to vote and the holders of common stock likewise entitled to vote, each share of common stock outstanding shall count as one vote and each share of preferred stock outstanding shall count as one vote in determining the presence or absence at any meeting of a majority of outstanding shares and in determining whether the holders of a specific proportion of the capital stock outstanding have approved or disapproved of any action.

If any class of stock of the corporation shall by the terms of its issuance be not entitled to vote or if any class of stock by virtue of any resolution authorizing the issuance of preferred stock loses its right to vote, then such stock shall not be counted as a part of the issued and outstanding stock of the corporation for the purpose of determining the presence or absence of a quorum at any meeting or whether or not the holders of a specified proportion of the capital stock outstanding have approved or disapproved of any action.

Whenever pursuant to the provisions of the resolutions authorizing the issuance of shares of preferred stock the holders of the preferred stock shall vote as a class and the holders of the common stock shall vote as a class, the holders of a majority of the shares of each class outstanding shall constitute a quorum with respect to the voting of such class and any decision of the holders of such majority of the outstanding shares of such class shall be valid and binding as the vote of the holders of the shares of such class.

If there is no quorum at any meeting the stockholders present in person or by proxy at such meeting may adjourn from time to time to obtain the attendance of a quorum and no notice of any such adjournment need be given.

The provisions of this Section 5 of Article II are subject to any provisions of law or of the Articles of Incorporation or any resolution authorizing the issuance of shares of preferred stock or of these By-laws requiring with respect to any matters the approval or consent of designated percentages of the outstanding shares of stock or of the outstanding shares of any class thereof, or limiting or restricting the right of any class or classes of stock to vote with respect to any matters.

Section 6. Any stockholder may in writing authorize any person or corporation, one or more, to vote as the proxy or proxies of such stockholder at any meeting or meetings of the corporation, provided, however, that such authorization in writing must be filed with or presented to the corporation prior to or at any meeting or meetings at which such proxy or proxies may act pursuant thereto; provided, further, that, if two or more persons are named as proxies by or on behalf of the same stockholder, then at the sole discretion of the presiding officer of the meeting, the presiding officer may limit attendance at the meeting to one person so named. Any proxy authorization given pursuant to this section shall be valid and effective until written revocation thereof is filed with the corporation and the presence of a stockholder at any meeting with respect to which the stockholder has submitted a written proxy shall not of itself nullify such proxy. If any stockholder who has given a proxy is present at a meeting of stockholders, such proxy, unless the stockholder declares otherwise, shall be suspended during the time the stockholder is in attendance at the meeting. Before any person is entitled to vote, either as a stockholder or the representative of a stockholder, any stock of the corporation, at the secretary’s discretion the secretary may require such reasonable evidence as to the identity or the authority of such person to vote the stock of the corporation as the secretary may deem advisable.

Section 7. An executor, administrator, guardian or trustee may vote in person or by proxy at any meeting of the corporation. The stock of the corporation held by that person in such capacity, whether or not such stock shall have been transferred to that person’s name on the books of the corporation. In case the stock shall not have been so transferred to that person’s name on the books of the corporation that person shall, as a prerequisite to so voting, file with or present to the corporation a certified copy of that person’s letters as such executor, administrator or guardian, or that person’s appointment or authority as trustee. In case there are two or more executors, administrators, guardians or trustees, all or a majority of them may vote the stock in person or by proxy at any meeting of the corporation.

Section 8. The duly authorized representative of another corporation owning stock in the corporation or having authority to vote stock of another stockholder of the corporation shall be entitled to vote the stock so owned or represented.

Section 9. The stockholders having voting rights who shall be entitled to vote at any meeting of stockholders may be determined by Section 2 of Article XIV of these By-laws.

Section 10. Whenever the corporation shall have a class of equity securities registered pursuant to the Securities Exchange Act of 1934 which are listed on a national securities exchange or traded over-the-counter on a national securities market of the National Association of Securities Dealers, Inc. Automated Quotation System, no holder of shares of any class of capital stock of the corporation shall be entitled to cumulate votes in the election of directors.

Section 11. Unless otherwise provided by law, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, if all of the stockholders sign a written consent or written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.

ARTICLE III

BOARD OF DIRECTORS

Section 1. There shall be a board of directors to consist of not less than one (1) nor more than eleven (11) members who need not be stockholders. Subject to the foregoing limitations the number of directors shall be fixed each year and the directors shall be elected by the stockholders at their annual meeting to hold office until the next annual meeting and thereafter until their successors are duly elected and qualified; provided that the number may be increased or decreased and if increased the additional directors shall be elected by the stockholders at any special meeting during the year. Whenever shares of preferred stock shall be outstanding, the directors shall be elected in such manner as may be provided in the resolution authorizing the issuance of such preferred stock.

Section 2. Each meeting of the board of directors shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place in the State of Hawaii is stated in the call.

Section 3. The board of directors may establish regular meetings which shall be held in such places and at such times as they may from time to time by vote determine, and when any such meeting or meetings shall be so determined no further notice thereof shall be required.

Section 4. Special meetings of the board of directors may be called at any time by the chairman of the board of directors, or by the president, or by any two directors.

Section 5. Except as otherwise expressly provided, notice of any meeting of the board of directors shall be given to each director by the secretary or by the person calling the meeting, by advising the director by telephone, by word of mouth or by leaving written notice of such meeting with the director or at the residence or usual place of business of the director not later than the day before the meeting. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. No notice of a meeting need be given to any director who is at the time absent from the State of Hawaii. The presence of any director at any meeting shall be the equivalent of a waiver of the requirement of the giving of notice of said meeting to such director.

Section 6. A majority of the board of directors shall constitute a quorum for the transaction of business, except that a minority of the board may fill vacancies in the board as provided in Section 7 of this Article III. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 7. In case of any vacancies due to death, incapacity, resignation or otherwise in the board of directors, including temporary vacancies caused by the illness of directors or the absence of directors from the Island of Oahu, the remaining members of the board of directors (although less than a majority thereof) may fill the same by the affirmative vote of a majority of such remaining members, subject, however, to the provisions of Section 8 of this Article III. In case of any temporary vacancy aforesaid, such temporary vacancy shall be filled only until the termination of such director’s illness or the director’s return to the Island of Oahu.

Section 8. The stockholders of the corporation may at any special meeting, whether called for the purpose or not, depose or remove from office any director, including any director appointed by the board of directors pursuant to the provisions of Section 7 of this Article III. The stockholders of the corporation may at any special meeting, whether called for the purpose or not, fill any vacancies which may then exist in the board of directors, whether caused by resignations, removals or otherwise, and including temporary vacancies.

Section 9. The board of directors may create and appoint from its own membership such committees as it deems desirable, which shall have such functions and authority as the board of directors shall determine.

Section 10. Members of the board of directors or of a committee of the board of directors may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participating in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 11. Unless otherwise provided by law, any action required or permitted to be taken at any meeting of the board of directors, or of a committee of the board of directors, may be taken without a meeting, if all of the directors or all of the members of the committee, as the case may be, sign a written consent or written consents or provide consent via electronic transmission, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote. In the case of consent by electronic transmission, the consent shall be submitted with information from which it may be determined that the electronic transmission was authorized by the proper board or committee member.

ARTICLE IV

OFFICERS

The officers of the corporation shall be a chairman of the board, a president, one or more vice-presidents, a treasurer, a controller and a secretary. Any two of the offices of vice-president, treasurer, controller and secretary may be held by the same person. The officers shall be appointed annually by the board of directors at the first meeting thereof after the annual or special meeting of the stockholders at which the board of directors is elected, and shall hold office for one year and thereafter until their successors shall be duly appointed and qualified; provided, that the number of vice-presidents may be changed from time to time by the board of directors at any meeting or meetings thereof and if increased at any time the additional vice president or vice-presidents shall be appointed by the board of directors. There may also be such subordinate officers as the board of directors shall appoint. No officer or subordinate officer need be a stockholder and no officer or subordinate officer other than the chairman of the board of directors need be a director of the corporation.

ARTICLE V

CHAIRMAN OF THE BOARD

The chairman of the board of directors shall preside at all meetings of the stockholders and of the board of directors and shall have such powers and perform such duties as may be assigned to the chairman of the board from time to time by the board of directors. The chairman of the board shall, except as may otherwise be provided by resolution of the board of directors, have full authority to vote the shares of stock owned by the corporation at all meetings of other corporations in which the corporation may be a stockholder.

ARTICLE VI

PRESIDENT

In the absence of the chairman of the board of directors, the president shall preside at meetings of the stockholders and of the board of directors. The president shall exercise general supervision and direction of the business and affairs of the corporation. The president shall have the powers and perform the duties customarily incidental to the office, and such other duties as may be given to the president elsewhere in these By-laws or as may be assigned to the president from time to time by the board of directors.

ARTICLE VII

VICE-PRESIDENTS

The vice-presidents, in such order or according to such system as the board of directors shall determine or adopt, shall assume and perform the duties of the president when the office of president is vacant or whenever the president, for any reason, cannot discharge the duties of the office. The vice-presidents of the corporation shall have such other powers and duties as may be given to them elsewhere in these By-laws or as may be assigned to them from time to time by the board of directors or by the president.

ARTICLE VIII

TREASURER

The treasurer shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the treasurer elsewhere in these By-laws or as may be assigned to the treasurer from time to time. In the absence or disability of the treasurer, or if that office is vacant, the treasurer’s duties may be performed by the controller, the secretary or by an assistant treasurer. The directors may by resolution authorize the controller, the secretary or an assistant treasurer equally with the treasurer to have any or all of the powers and to perform any or all of the duties given to the treasurer in these By-laws.

ARTICLE IX

CONTROLLER

The controller shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the controller elsewhere in these By-laws or as may be assigned to the controller from time to time. In the absence or disability of the controller, or if that office is vacant, the controller’s duties may be performed by the treasurer, the secretary, or by an assistant controller. The directors may by resolution authorize the treasurer, secretary or an assistant controller equally with the controller to have any or all of the powers and to perform any or all of the duties given to the controller in these By-laws.

ARTICLE X

SECRETARY

The secretary shall have the powers and perform the duties customarily incidental to the office; the secretary shall give notice of all meetings of the stockholders whenever requested to do so by the person thereunto duly authorized, and shall have such other powers and duties as may be given elsewhere in these By-laws or as may be assigned to the secretary from time to time. In the absence or disability of the secretary, or if that office is vacant, the secretary’s duties may be performed by the treasurer, the controller, or by an assistant secretary. The directors may by resolution authorize the treasurer, the controller, or an assistant secretary equally with the secretary to have any or all of the powers and to perform any or all of the duties given to the secretary in these By-laws.

ARTICLE XI

SUBORDINATE OFFICERS, AGENTS AND EMPLOYEES

Section 1. The board of directors may appoint assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries and such other subordinate officers and such agents as may be deemed proper, who shall hold their positions at the pleasure of the board of directors and who shall have such powers and duties as may be determined by the board of directors. The authority to appoint or employ and to discharge subordinate officers and agents and to fix their powers and duties may be delegated by the board of directors to the president or any officer or officers of the corporation. The officer to whom the power to appoint subordinate officers is delegated by the board of directors shall report to the board the names and titles of all subordinate officers appointed by such officer. Any officer of the corporation may also be a subordinate officer, agent or employee.

Section 2. The salaries and compensation of all officers, subordinate officers and agents shall be determined by the board of directors. The authority to fix the salaries and compensation of subordinate officers and agents may be delegated by the board of directors to the president.

Section 3. The president shall have the control of all employees and shall determine the compensation of all employees other than that of the officers, subordinate officers and agents.

ARTICLE XII

REMOVALS AND VACANCIES

Section 1. The board of directors of the corporation may at any time remove from office or discharge from employment any officer, or subordinate officer, appointed by it or by any person under authority delegated by it, except in so far as such removal would be contrary to law.

Section 2. If the office of any officer or subordinate officer shall become vacant for any reason, the board of directors may appoint a successor to serve at its pleasure; provided, however, that if the board of directors shall have delegated to any officer the authority to employ or discharge such subordinate officer, then the officer to whom such authority shall have been delegated shall appoint a successor to the office of such subordinate officer, which shall so have become vacant to serve during the pleasure of such appointing officer.

ARTICLE XIII

CERTIFICATES OF CAPITAL STOCK

Section 1. Certificates for shares of the stock of the corporation shall be of such form and device as the board of directors shall from time to time determine but each such certificate shall plainly show its number, the date of issuance, the name of the person to whom it is issued, the number and class of shares, the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 2. Each certificate of stock shall be sealed with the corporate seal and signed by the chairman of the board of directors or the president or a vice—president and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer; provided, however, that the board of directors may provide that stock certificates which are signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the corporation and signed on behalf of the corporation with only the facsimile signatures of its officers and subordinate officers as above designated. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

ARTICLE XIV

TRANSFER OF STOCK

Section 1. Transfer of shares of stock may be made by endorsement and delivery of the certificate. No such transaction shall be valid, except between the parties thereto, until a new certificate shall have been obtained or the transfer shall have been recorded on the books of the corporation so as to show the date of the transfer, the names of the parties thereto, their addresses, and the number and description of the shares transferred. Upon the surrender of any certificate the same shall be cancelled.

Section 2. The books for the transfer of stock may be closed as the board of directors may from time to time determine for a period not exceeding twenty days before the annual or any special meeting of stockholders or before the day appointed for the payment of any dividend, or before any date on which rights of any kind in or in connection with the stock are to be determined or exercised; provided, however, that in lieu of closing the books for the transfer of stock the board of directors may fix in advance a day as the record date for the determination of stockholders to be entitled to have or exercise the right to receive notice, to vote, to receive dividends, or to receive or exercise any such rights. In the event that the books for the transfer of stock are to be closed the secretary may be directed by the board of directors to give such notice of such closing as the board of directors may deem advisable.

Section 3. In case of the loss, mutilation or destruction of any certificate for any share or shares of stock of the corporation, a duplicate certificate may be issued upon such terms as the board of directors may prescribe.

Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof for any purpose whatsoever and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other claimant thereto.

Section 5. The board of directors shall have power and authority to make all such rules and regulations as they deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

ARTICLE XV

EXECUTION OF INSTRUMENTS

All checks, dividend warrants and other orders for the payment of money, drafts, notes, bonds, acceptances, contracts, and all other instruments, except as otherwise provided in these By-laws, shall be signed by such person or persons as shall be provided by general or special resolution of the board of directors, and in the absence of any provision in these By-laws or any such general or special resolution applicable to any such instrument then such instrument shall be signed by any two of the following: The chairman of the board, the president, any vice-president, the treasurer, the controller, or the secretary. The board of directors may delegate to any officer or officers of the corporation the power to designate the person or persons to execute any such instrument on behalf of the corporation. The board of directors may provide that any such instrument may be executed on behalf of the corporation by the facsimile signature or signatures of such person or persons as may be designated by the board of directors or by any officer or officers, to whom such power of designation may have been delegated by the board of directors; and the board of directors may provide that any such instrument may be sealed with the facsimile seal of the corporation.

ARTICLE XVI

IMMUNITY AND INDEMNIFICATION

Immunity of directors and officers of the corporation and indemnification by the corporation of directors and officers of the corporation from costs and expenses and liabilities shall be governed by the provisions relating thereto included in the Articles of Incorporation of the corporation.

ARTICLE XVII

FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

ARTICLE XVIII

AMENDMENT TO BY-LAWS

The By-laws of the corporation may from time to time be repealed, amended or altered, or new By-laws may be adopted by a majority vote of the Board of Directors.